Exhibit 3.106

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

of

Nielsen Holdings, Inc.

(a Delaware corporation)

to

Nielsen Holdings, L.L.C.

(a Delaware limited liability company)

This Certificate of Conversion to Limited Liability Company is being duly executed and filed by an authorized person, to convert Nielsen Holding, Inc., a Delaware corporation (the “Corporation”), to a Delaware limited liability company, under Section 18-214 of the Delaware Limited Liability Company Act (the “Act”).

(1)	The jurisdiction where the Corporation was first formed is Delaware.

(2)	The jurisdiction of the Corporation immediately prior to filing this Certificate is Delaware.

(3)	The date the Corporation was first incorporated in Delaware is October 14, 1980, under the name Nielsen Clearing House, Inc.

(4)	The name of the Corporation immediately prior to filing this Certificate was Nielsen Holdings, Inc.

(5)	In accordance with Section 266(b) of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors (the “Board”) and the sole stockholder of the Corporation by a written consent of the Board in accordance with the provisions of Section 341(f) of the DGCL and written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL, adopted a resolution approving the conversion of the Corporation into a Delaware limited liability company.

(6)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Nielsen Holdings, L.L.C.

(7)	The conversion shall be effective upon the acceptance of the filing of this Certificate of Conversion by the Secretary of State of the State of Delaware.

[the next page is the signature page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this          day of December, 2008.

NIELSEN HOLDINGS, INC.

By:	/s/ Harris Black
Harris Black
Authorized Person

CERTIFICATE OF FORMATION

OF

NIELSEN HOLDINGS, L.L.C.

1. The frame of the Limited Liability Company is Nielsen Holdings, L.L.C. (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon the acceptance of the filing of this Certificate of Formation by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Nielsen Holdings, L.L.C. this              day of December, 2008.

/s/ Harris Black
Harris Black
Authorized Person